UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2006

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2006, the Compensation Committee of the Board of Directors of RealNetworks, Inc. (the "Company") approved changes to its Executive Management-By-Objective Program (the "MBO Program"), which rewards high performance consistent with the Company's core business objectives. Under the revised MBO Program, certain executives of the Company are eligible to earn a target of 45% of their respective base salaries in the form of a cash bonus dependent on overall Company performance as measured by achievement against corporate revenue and corporate operating income targets, with such targets being established and achievement measured every six months. The maximum payout under the MBO Program is 67.5% of base salary. Under the MBO Program, the Company's Senior Vice President of North American Sales has a smaller target bonus and maximum bonus payout potential than other MBO Program participants because a significant portion of the compensation for this executive is determined on a commission basis. The Company's Executive Vice President, Worldwide Business Products and Services and International Operations may earn a cash bonus of up to 100% of his annual base salary under the MBO Program. Cash bonuses earned pursuant to the MBO Program are paid following the completion of each six-month measurement period and are dependent on Company performance against the targets established during each six-month period.

The Company's Chief Financial Officer and General Counsel are not eligible to participate in the MBO Program, but may earn cash bonuses under a separate incentive compensation program established by the Compensation Committee for the Chief Financial Officer and the General Counsel. The Chief Financial Officer and General Counsel are eligible to earn a target of 45% of their respective base salaries, which amounts shall be determined by the Company's Chief Executive Officer and the Compensation Committee of the Board of Directors based on individual performance relative to business goals not directly related to the Company's reported financial results. Performance is measured against the established targets every six months and cash bonuses earned under this incentive compensation program are paid following the completion of each six-month measurement period. The maximum payout under this program is 67.5% of base salary.

The Company's Chief Executive Officer and the Compensation Committee of the Board of Directors retain the ability to modify individual executive bonuses based upon individual performance and the successful completion of business projects and other management performance objectives.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

February 13, 2005	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Senior VP, Legal & Business Affairs, General Counsel & Corporate Secretary